EXHIBIT 99.1
           NEWS RELEASE
PATRICIA M. WALLINGTON
RESIGNS FROM COMERICA INCORPORATED
BOARD OF DIRECTORS
DETROIT/August 31, 2006 – Patricia M. Wallington, president, CIO Associates, announced her resignation from the Comerica Incorporated Board of Directors, effective August 31, 2006.
Wallington, 68, has been a director of Comerica since 1998.
“Pat has been a strong contributor to our board of directors. We thank her for her years of service to Comerica and wish her all the best,” said Ralph W. Babb Jr., chairman and chief executive officer, Comerica Incorporated.
Comerica Incorporated is a financial services company headquartered in Detroit, strategically aligned into three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. Comerica focuses on relationships and helping businesses and people to be successful. Comerica Bank locations can be found in Michigan, California, Texas, Florida and Arizona, with select businesses operating in several other states, and Canada and Mexico. Comerica reported total assets of $57.1 billion at June 30, 2006. To receive e-mail alerts of breaking Comerica news, go to http://www.comerica.com/newsalerts.

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